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                                                                    Exhibit 23.1



                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statement (Form S-3 No. 33-XXXXX) and related Prospectus of Commerce Bancorp, Inc. for the registration of $200,000,000 of its convertible trust preferred securities and to the incorporation by reference therein of our report dated January 25, 2002, with respect to the consolidated financial statements of Commerce Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.




Ernst & Young LLP
Philadelphia, Pennsylvania
May 2, 2002